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                                                                       EXHIBIT 5

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                127 Public Square
                                 4900 Key Tower
                           Cleveland, Ohio 44114-1304


                                August 1, 2002

Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114

Ladies and Gentlemen:

         We have acted as counsel for Ferro Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 3,550,000 shares of common stock of the Company, par value $1.00 per share (the "Shares"), issuable upon the exercise of options granted and to be granted pursuant to the Company's Employee Stock Option Plan (the "Plan").

         We have reviewed the Registration Statement and the Plan and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We also have reviewed certificates of public officials and officers of the Company and have relied upon such certificates as to the various factual matters contained in the certificates. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed there will be a sufficient number of authorized Shares available at the time of issuance of Shares upon the exercise of options granted under the Plan.

         Based upon the foregoing, we are of the opinion that, when issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                             Respectfully submitted,

                             /s/ Squire, Sanders & Dempsey L.L.P.